Exhibit a

                       AGREEMENT AND DECLARATION OF TRUST

                                       of

                         ING PILGRIM SENIOR INCOME FUND

                            a Delaware Business Trust





                          Principal Place of Business:

                         7337 East Doubletree Ranch Road
                              Scottsdale, AZ 85258

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I.................................................................     1

NAME AND DEFINITIONS......................................................     1
  Section 1.1. Name.......................................................     1
  Section 1.2. Definitions................................................     1
      (a)      1940 Act...................................................     1
      (b)      Affiliate..................................................     1
      (c)      Associate..................................................     1
      (d)      Bylaws.....................................................     1
      (e)      Class......................................................     1
      (f)      Commission.................................................     2
      (g)      Declaration of Trust.......................................     2
      (h)      Fund.......................................................     2
      (i)      Fund Property..............................................     2
      (j)      Interested Person..........................................     2
      (k)      Investment Manager.........................................     2
      (l)      Person.....................................................     2
      (m)      Principal Shareholder......................................     2
      (n)      Principal Underwriter......................................     2
      (o)      Series" or "Series of Shares"..............................     2
      (p)      Shareholder................................................     2
      (q)      Shares.....................................................     2
      (r)      Trustees...................................................     2

ARTICLE II................................................................     3

PURPOSE OF FUND...........................................................     3

ARTICLE III...............................................................     3

SHARES....................................................................     3
  Section 3.1. Division of Beneficial Interest............................     3
  Section 3.2. Ownership of Shares........................................     3
  Section 3.3. Investments in the Fund....................................     4
  Section 3.4. Status of Shares and Limitation of Personal Liability......     4
  Section 3.5. Power of Board of Trustees to Change Provisions
                Relating to Shares........................................     4
  Section 3.6. Establishment and Designation of Classes...................     5
  Section 3.7. Establishment and Designation of Series....................     6
  Section 3.8. Indemnification of Shareholders............................     8

ARTICLE IV................................................................     8

THE BOARD OF TRUSTEES.....................................................     8
  Section 4.1. Number, Election and Tenure................................     8
  Section 4.2. Effect of Death, Resignation, ETC..........................     9
  Section 4.3. Powers.....................................................     9
  Section 4.4. Payment of Expenses by the Fund............................    12
  Section 4.5. Payment of Expenses by Shareholders........................    12
  Section 4.6. Ownership of Assets of the Fund............................    12
  Section 4.7. Service Contracts..........................................    13

                                                                            Page
                                                                            ----
ARTICLE V.................................................................    14

SHAREHOLDERS' VOTING POWERS AND MEETINGS..................................    14
  Section 5.1. Voting Powers..............................................    14
  Section 5.2. Meetings...................................................    14
  Section 5.3. Quorum and Required Vote...................................    15
  Section 5.4. Action by Written Consent..................................    15
  Section 5.5. Record Dates...............................................    15
  Section 5.6. Additional Provisions......................................    16

ARTICLE VI................................................................    16

REDEMPTIONS AND REPURCHASES OF SHARES.....................................    16
  Section 6.1. Redemption and Repurchase of Shares........................    16
  Section 6.2. Price......................................................    16
  Section 6.3. Payment....................................................    16

ARTICLE VII...............................................................    16

NET ASSET VALUE AND DISTRIBUTIONS.........................................    16
  Section 7.1. Determination of Net Asset Value, Net Income,
                and Distributions.........................................    16

ARTICLE VIII..............................................................    17

COMPENSATION AND LIMITATION OF LIABILITY OF TRUSTEES......................    17
  Section 8.1. Compensation...............................................    17
  Section 8.2. Indemnification and Limitation of Liability................    17
  Section 8.3. Trustee's Good Faith Action, Expert Advice,
                No Bond or Surety.........................................    17
  Section 8.4. Insurance..................................................    18

ARTICLE IX................................................................    18

MISCELLANEOUS.............................................................    18
  Section 9.1. Liability of Third Persons Dealing with Trustees...........    18
  Section 9.2. Termination of Fund or Series..............................    18
  Section 9.3. Merger, Consolidation, Sale of Assets......................    18
  Section 9.4. Amendments.................................................    18
  Section 9.5. Filing of Copies, References, Headings.....................    19
  Section 9.6. Applicable Law.............................................    19
  Section 9.8. Business Trust Only........................................    20

ARTICLE X.................................................................    20

PRINCIPAL SHAREHOLDERS TRANSACTIONS.......................................    20
  Section 10.1 Vote Required..............................................    20
  Section 10.2 Beneficial Owners..........................................    20
  Section 10.3 Covered Transactions.......................................    21
  Section 10.4 Exceptions.................................................    21
  Section 10.5 Determination by Trustees..................................    21
  Section 10.6 Limitation on Amendment....................................    21

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                         ING PILGRIM SENIOR INCOME FUND


     This AGREEMENT AND DECLARATION OF TRUST is made and entered into as of the date set forth below by the Trustees named hereunder for the purpose of forming the ING Pilgrim Senior Income Fund, a Delaware business trust (the "Fund") in accordance with the provisions hereinafter set forth;

     NOW, THEREFORE, the Trustees hereby direct that a Certificate of Trust be filed with the office of the Secretary of State of the State of Delaware and do hereby declare that the Trustees will hold IN TRUST all cash, securities and other assets which the Fund now possesses or may hereafter acquire from time to time in any manner and manage and dispose of the same upon the following terms and conditions for the pro rata benefit of the holders of Shares in this Fund.

                                   ARTICLE I.

                              Name and Definitions

     Section 1.1. Name. This trust shall be known as "ING Pilgrim Senior Income Fund" and the Trustees shall conduct the business of the Fund under that name or any other name as they may from time to time determine.

     Section 1.2. Definitions. Whenever used herein, unless otherwise required by the context or specifically provided:

     (a) The "1940 Act" refers to the Investment Company Act of 1940 and the Rules and Regulations thereunder, all as amended from time to time;

     (b) The term "Affiliate" shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

     (c) The term "Associate" shall have the meaning given it in Rule 12b-2 of the Securities Exchange Act of 1934;

     (d) "Bylaws" shall mean the Bylaws of the Fund as amended from time to time and incorporated herein by reference;

     (e) "Class" or "Class of Shares" refers to the division of Shares into two or more classes;

     (f) The term "Commission" shall have the meaning given it in Section 2(a)(7) of the 1940 Act;

     (g) "Declaration of Trust" shall mean this Agreement and Declaration of Trust, as amended or restated from time to time;

     (h) The "Fund" refers to the Delaware business trust established by this Agreement and Declaration of Trust, as amended from time to time;

     (i) The "Fund Property" means any and all property, real or personal, tangible or intangible, which is owned or held by or for the account of the Fund;

     (j) The term "Interested Person" shall have the meaning given it in Section 2(a)(19) of the 1940 Act and the rules thereunder;

     (k) "Investment Manager" or "Manager" means a party furnishing services to the Fund pursuant to any contract described in Section 4.7(a) hereof;

     (l) "Person" means and includes individuals, corporations, partnerships, limited liability companies, trusts, associations, joint ventures, estates and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof, whether domestic or foreign;

     (m) "Principal Shareholder" means any corporation, person or other entity which is the beneficial owner, directly or indirectly, of more than five percent (5%) of the Outstanding Shares and shall include any Affiliate or Associate of a Principal Shareholder;

     (n) The term  "Principal  Underwriter"  shall have the meaning  given it in
Section 2(a)(29) of the 1940 Act;

     (o) "Series" or "Series of Shares" refers to the division of Shares representing any Class into two or more series.

     (p) "Shareholder" means a record owner of outstanding Shares;

     (q) "Shares" means the shares of beneficial interest into which the beneficial interest in the Fund shall be divided from time to time and includes fractions of Shares as well as whole Shares;

     (r) "Trustees" refers to the persons who have signed this Agreement and Declaration of Trust, so long as they continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly elected or appointed to serve on the Board of Trustees in accordance with the provisions hereof, and reference herein to a Trustee or the Trustees shall refer to such person or persons in their capacity as Trustees hereunder.

                                   ARTICLE II.

                                 Purpose of Fund

     The purpose of the Fund is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act.

                                  ARTICLE III.

                                     Shares

     Section 3.1. Division of Beneficial Interest. The beneficial interest in the Fund shall at all times be divided into an unlimited number of Shares. The Shares of the Fund shall initially be divided into two classes of stock consisting of (i) a class of common stock, par value $.01 per Share, which shall be further divided into four series of common stock, designated as Class A, Class B, Class C and Class Q Common Stock (and such other series of common stock as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval ("Common Stock")) and (ii) a class of preferred stock which may be divided into one or more series of Preferred Stock and with such par value as may be authorized from time to time by the Trustees in their sole discretion without Shareholder approval ("Preferred Stock"). The different Classes shall be established and designated, and the variations in the relative rights and preferences as between the different Classes, shall be fixed and determined by the Trustees.

     Subject to the provisions of Section 3.6 and Section 3.7 hereof, each Share shall have voting rights as provided in Article V hereof, and holders of the Shares shall be entitled to receive dividends, when, if and as declared with respect thereto in the manner provided in Section 7.1 hereof. No Shares shall have any priority or preference over any other Share of the same Class or Series with respect to dividends or distributions, including distributions upon termination of the Fund made pursuant to Section 9.2 hereof or of a Class or Series. All dividends and distributions shall be made ratably among all Shareholders of a particular Class or Series from the assets held with respect to such Class or Series according to the number of Shares of such Class or Series held of record by such Shareholder on the record date for any dividend or distribution or on the date of termination. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Fund. The Trustees may from time to time in their sole discretion and without the need for Shareholder approval divide or combine the Shares of any particular Class or Series into a greater or lesser number of Shares and increase or decrease the par value of the Shares of any Class or Series without thereby materially changing the proportionate beneficial interest of the Shares of that Class or Series in the assets held by the Fund with respect to that Class or Series or materially affecting the rights of Shares of any other Class or Series.

     Section 3.2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Fund or a transfer or similar agent for the Fund, which books shall be maintained separately for the Shares of each Class and, if appropriate, Series. No certificates certifying the ownership of Shares shall be issued except as the Board of Trustees may otherwise determine from time to time. The Trustees may make such rules as they consider appropriate for the transfer of Shares of each Class or Series and similar matters. The record books of the Fund as kept by the Fund or any transfer or similar agent, as the case may be, shall be conclusive as to who are the Shareholders of each Class or Series and as to the number of Shares of each Class or Series held from time to time by each.

     Section 3.3. Investments in the Fund. Investments may be accepted by the Fund from such Persons, at such times, on such terms, and for such consideration as the Trustees from time to time may authorize. In the case of Common Stock, each investment in the Fund's Class of Common Stock shall be credited to the individual Shareholder's account in the form of full and fractional Shares of the Fund, of such Series as the purchaser shall select, at the net asset value per Share next determined for such Series after receipt of the investment; provided, however, that the Trustees may, in their sole discretion, impose a sales charge upon investments in the Fund.

     Section 3.4. Status of Shares and Limitation of Personal Liability. Shares shall be deemed to be personal property giving only the rights provided in this instrument. Every Shareholder by virtue of having become a Shareholder shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. The death of a Shareholder during the existence of the Fund shall not operate to terminate the Fund, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Fund or the Trustees, but entitles such representative only to the rights of said deceased Shareholder under this Fund. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Fund Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders as partners. Neither the Fund nor the Trustees, nor any officer, employee or agent of the Fund, shall have any power to bind personally any Shareholders, nor, except as specifically provided herein, to call upon any Shareholder for the payment of any sum of money or assessment whatsoever other than such as the Shareholder may at any time personally agree to pay.

     Section 3.5. Power of Board of Trustees to Change Provisions Relating to Shares. Notwithstanding any other provisions of this Declaration of Trust and without limiting the power of the Board of Trustees to amend the Declaration of Trust as provided elsewhere herein, the Board of Trustees shall have the power to amend this Declaration of Trust or any resolution of the Trustees establishing the terms of any Class or Series , at any time and from time to time, in such manner as the Board of Trustees may determine in their sole discretion, without the need for Shareholder action, so as to add to, delete, replace or otherwise modify any provisions relating to the Shares contained in this Declaration of Trust or any resolution of the Trustees, allocate or reallocate assets, liabilities or expenses attributable to a Class or Series, change the designation of any Class or Series hereby or hereafter created or otherwise change the special or relative rights of any Class or Series, provided that before adopting any such amendment without Shareholder approval, the Board of Trustees shall determine that it is consistent with the fair and equitable treatment of all Shareholders and that Shareholder approval is not otherwise required by the 1940 Act or other applicable law or by the terms of any resolution of the Trustees, contract or document establishing the terms of any Class or Series of Shares.

     Subject to the foregoing Paragraph, the Board of Trustees may amend the Declaration of Trust to amend any of the provisions set forth in paragraphs (a) through (i) of Section 3.6 hereof.

     Section 3.6.  Establishment and Designation of Classes.  As contemplated by
Section 3.1, the variations in the relative rights and preferences as between the Classes of Common Stock and Preferred Stock shall be fixed and determined by the Trustees; provided, that all Common Stock or Preferred Stock of the Fund or of any Series shall be identical to all other Common Shares of the Fund or Preferred Stock of the same Series, as the case may be, except that, to the extent permitted by the 1940 Act, there may be variations between different Classes as to allocation of expenses, right of redemption, special and relative rights and preferences as to dividends and distributions and on liquidation, conversion rights, and conditions under which the several Classes shall have separate voting rights. Any Class of Preferred Stock shall have such rights and preferences and priorities over the Common Stock as may be established by the terms thereof. All references to Shares in this Declaration shall be deemed to be Shares of any or all Classes as the context may require.

     The following provisions shall be applicable to any division of Shares of the Fund into one or more Classes or Series:

     1. All provisions herein relating to the Shares, or any Class of Shares of the Fund, shall apply equally to each Class of Shares of the Fund or of any Series of the Fund, except as the context requires otherwise.

     2. The number of Shares of each Class that may be issued shall be unlimited. The Trustees may classify or reclassify any Shares or any Class of any Shares into one or more other Classes that may be established and designated from time to time. The Fund may purchase and hold Shares as treasury shares, reissue such treasury shares for such consideration and on such terms as the Trustees may determine, or cancel any Shares of any Class acquired by the Fund at the Trustees' discretion from time to time.

     3. Liabilities, expenses, costs, charges and reserves related to the distribution of, and other identified expenses that should properly be allocated to, the Shares of a particular Class or Series within the Class may be charged to and borne solely by such Class or Series, and the bearing of expenses solely by a Class of Shares or Series may be appropriately reflected (in a manner determined by the Trustees) and cause differences in the net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes or Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Classes for all purposes.

     4. The establishment and designation of any Class or Series of Shares shall be effective upon resolution by a majority of the Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Class or Series. Each such resolution shall be incorporated herein by reference upon adoption. The Trustees may, by resolution of a majority of the Trustees, abolish any Class or Series and the establishment and designation thereof.

     Section 3.7. Establishment and Designation of Series. The establishment and designation of any Series of Shares within a Class shall be effective upon the resolution by a majority of the Trustees, adopting a resolution which sets forth such establishment and designation and the relative rights and preferences of such Series. Each such resolution shall be incorporated herein by reference upon adoption.

     Shares of each Series of Common Stock established pursuant to this Section 3.6, unless otherwise provided in the resolution establishing such Series, shall have the following relative rights and preferences:

     (a) Assets Held with Respect to a Particular Series of Common Stock. All consideration received by the Fund for the issue or sale of Shares of a particular Series of Common Stock, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably be held with respect to that Series for all purposes, subject only to the rights of creditors, and the prior rights of the holders of the Fund's Preferred Stock and shall be so recorded upon the books of account of the Fund. Such consideration, assets, income, earnings, profits and proceeds thereof, from whatever source derived, including, without limitation, any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, in whatever form the same may be, are herein referred to as "assets held with respect to" that Series. In the event that there are any assets, income, earnings, profits and proceeds thereof, funds or payments which are not readily identifiable as assets held with respect to any particular Series (collectively "General Assets"), the Trustees shall allocate such General Assets to, between or among any one or more of the Series of Common Stock in such manner and on such basis as the Trustees, in their sole discretion, deem fair and equitable, and any General Asset so allocated to a particular Series shall be held with respect to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series of Common Stock for all purposes.

     (b) Liabilities Held with Respect to a Particular Series of Common Stock. The assets of the Fund held with respect to each particular Series of Common Stock shall be charged against the liabilities of the Fund held with respect to that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities of the Fund which are not readily identifiable as being held with respect to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The liabilities, expenses, costs, charges, and reserves so charged to a Series are herein referred to as "liabilities held with respect to" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the holders of all Series of Common Stock for all purposes. All Persons who have extended credit which has been allocated to a particular Series, or who have a claim or contract which has been allocated to any particular Series, shall look, and shall be required by contract to look exclusively, to the assets of that particular Series for payment of such credit, claim, or contract. In the absence of an express contractual agreement so limiting the claims of such creditors, claimants and contract providers, each creditor, claimant and contract provider will be deemed nevertheless to have impliedly agreed to such limitation unless an express provision to the contrary has been incorporated in the written contract or other document establishing the claimant relationship.

     (c) Dividends, Distributions, Redemptions, and Repurchases of Common Stock. Notwithstanding any other provisions of this Declaration of Trust, including, without limitation, Article VII, no dividend or distribution including, without limitation, any distribution paid upon termination of the Fund or of any Series of Common Stock, nor any redemption or repurchase of, the Shares of any such Series shall be effected by the Fund other than from the assets held with respect to such Series, nor, except as specifically provided in Section 3.8 hereof, shall any Shareholder of any particular Series otherwise have any right or claim against the assets held with respect to any other Series of Common
Stock except to the extent that such Shareholder has such a right or claim hereunder as a Shareholder of such other Series. The Trustees shall have full discretion, to the extent not inconsistent with the 1940 Act, to determine which items shall be treated as income and which items as capital; and each such determination and allocation shall be conclusive and binding upon the Shareholders.

     (d) Equality. All the Shares of each particular Series of Common Stock shall represent an equal proportionate undivided interest in the assets held with respect to that Series (subject to the liabilities held with respect to that Series and such rights and preferences as may have been established and designated with respect to each Series as may be permitted by the 1940 Act), and each Share of any particular Series shall be equal to each other Share of that Series.

     (e) Fractions. Any fractional Share of a Series shall carry proportionately all the rights and obligations of a whole share of that Series, including rights with respect to voting, receipt of dividends and distributions, redemption of Shares and termination of the Fund.

     (f) Exchange Privilege. The Trustees shall have the authority to provide that the holders of Shares of any Series of Common Stock shall have the right to exchange said Shares for Shares of one or more other Series of Shares of Common Stock in accordance with such requirements and procedures as may be established by the Trustees.

     (g) Combination of Series. The Trustees shall have the authority, without the approval of the Shareholders of any Series unless otherwise required by applicable law, or by the terms establishing a Series, to combine the assets and liabilities held with respect to any two or more Series into assets and liabilities held with respect to a single Series.

     (h) Elimination of Series. At any time that there are no Shares outstanding of any particular Series previously established and designated, the Trustees may by resolution of a majority of the Trustees abolish that Series and rescind the establishment and designation thereof.

     Section 3.8. Indemnification of Shareholders. If any Shareholder or former Shareholder shall be exposed to liability by reason of a claim or demand relating to his or her being or having been a Shareholder, and not because of his or her acts or omissions, the Shareholder or former Shareholder (or his or her heirs, executors, administrators, or other legal representatives or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled to be held harmless from and indemnified out of the assets of the Fund against all loss and expense arising from such claim or demand.

                                   ARTICLE IV.

                              The Board of Trustees

     Section 4.1. Number, Election and Tenure. The number of Trustees constituting the Board of Trustees shall be fixed from time to time by a written instrument signed, or by resolution approved at a duly constituted meeting, by a majority of the Board of Trustees, provided, however, that the number of Trustees shall in no event be fewer than one (1) nor more than fifteen (15). The Board of Trustees, by action of a majority of the Trustees at a duly constituted meeting, may fill vacancies in the Board of Trustees, appoint Trustees to the extent that the 1940 Act requires that a specified number of Trustees represent the holders of a class of senior security or remove Trustees with or without cause. The Shareholders may elect Trustees at any meeting of Shareholders called by the Trustees for that purpose by a vote, and in accordance with the procedures, as set forth in the Bylaws and in compliance with the provisions of the 1940 Act to the extent it requires that a specified number of Trustees represent the holders of a class of senior security. Each Trustee shall serve during the continued lifetime of the Fund until he or she dies, resigns, is declared bankrupt or incompetent by a court of appropriate jurisdiction, or is removed, or, if sooner, until the next meeting of Shareholders called for the purpose of electing Trustees and until the election and qualification of his or her successor. Any Trustee may resign at any time by written instrument signed by him and delivered to any officer of the Fund or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. Except to the extent expressly provided in a written agreement with the Fund, no Trustee resigning and no Trustee removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal. A meeting of Shareholders for the purpose of electing one or more Trustees may be called (i) by the Trustees upon their own vote, or (ii) upon the demand of Shareholders owning a majority of the Shares of the Fund entitled to vote on the election of a particular Trustee.

     Section 4.2. Effect of Death, Resignation, ETC. of a Trustee. The death, declination, resignation, retirement, removal, or incapacity of one or more Trustees, or all of them, shall not operate to annul the Fund or to revoke any existing agency created pursuant to the terms of this Declaration of Trust. Whenever a vacancy in the Board of Trustees shall occur, until such vacancy is filled as provided in Section 4.1 hereof, the Trustees in office, regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration of Trust. As conclusive evidence of such vacancy, a written instrument certifying the existence of such vacancy may be executed by an officer of the Fund or by a majority of the Board of Trustees. In the event of the death, declination, resignation, retirement, removal, or incapacity of all the Trustees within a short period of time and without the opportunity for at least one Trustee being able to appoint additional Trustees to fill vacancies, the Fund's Investment Manager is empowered to appoint new Trustees subject to the provisions of
Section 16(a) of the 1940 Act.

     Section 4.3. Powers. Subject to the provisions of this Declaration of Trust, the business of the Fund shall be managed by the Board of Trustees, and such Board shall have all powers necessary or convenient to carry out that responsibility including the power to engage in securities transactions of all kinds on behalf of the Fund. Trustees in all instances shall act as principals, and are and shall be free from the control of the Shareholders. The Trustees shall have full power and authority to do any and all acts and to make and execute any and all contracts and instruments that they may consider necessary or appropriate in connection with the administration of the Fund. Without limiting the foregoing, the Trustees may: adopt Bylaws not inconsistent with this Declaration of Trust providing for the regulation and management of the affairs of the Fund and may amend and repeal them; fill vacancies in or remove from their number, and may elect and remove such officers and appoint and terminate such agents as they consider appropriate; appoint from their own number and establish and terminate one or more committees consisting of one or more Trustees which may exercise the powers and authority of the Board of Trustees to the extent that the Trustees determine; employ one or more custodians of the assets of the Fund and may authorize such custodians to employ subcustodians and to deposit all or any part of such assets in a system or systems for the central handling of securities or with a Federal Reserve Bank, retain a transfer agent or a shareholder servicing agent, or both; provide for the issuance and distribution of Shares by the Fund directly or through one or more Principal Underwriters or otherwise; redeem, repurchase and transfer Shares pursuant to applicable law; set record dates for the determination of Shareholders with respect to various matters; declare and pay dividends and distributions to Shareholders from the assets of the Fund; establish from time to time in accordance with Sections 3.6 and 3.7, any Class or Series of Shares; and in general delegate such authority as they consider desirable to any officer of the Fund, to any committee of the Trustees and to any agent or employee of the Fund or to any such custodian, transfer or shareholder servicing agent, or Principal Underwriter. Any determination as to what is in the interests of the Fund made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. Unless otherwise specified or required by law, any action by the Board of Trustees shall be deemed effective if approved or taken by a majority of the Trustees then in office. Any action required or permitted to be taken at any meeting of the Board of Trustees, or any committee thereof, may be taken without a meeting if all members of the Board of Trustees or committee (as the case may be) consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of the Board of Trustees, or committee.

     Without limiting the foregoing, the Fund shall have power and authority:

     (a) To invest and reinvest cash, to hold cash uninvested, and to subscribe for, invest in, reinvest in, purchase or otherwise acquire, own, hold, pledge, sell, assign, transfer, exchange, distribute, write options on, lend or otherwise deal in or dispose of contracts for the future acquisition or delivery of fixed income or other securities, and securities of every nature and kind, including, without limitation, all types of bonds, loans, debentures, stocks, preferred stocks, negotiable or non-negotiable instruments, obligations, evidences of indebtedness, certificates of deposit or indebtedness, commercial paper, repurchase agreements, bankers' acceptances, and other securities of any kind, issued, created, guaranteed, or sponsored by any and all Persons, including,  without  limitation,  states,  territories,  and  possessions of the
United States and the District of Columbia and any political subdivision, agency, or instrumentality thereof, any foreign government or any political subdivision of the U.S. Government or any foreign government, or any international instrumentality, or by any bank or savings institution, or by any corporation or organization organized under the laws of the United States or of any state, territory, or possession thereof, or by any corporation or organization organized under any foreign law, or in "when issued" contracts for any such securities, and to exercise any and all rights, powers, and privileges of ownership or interest in respect of any and all such investments of every kind and description, including, without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers, and privileges in respect of any of said instruments;

     (b) To sell, exchange, lend, pledge, mortgage, hypothecate, lease, or write options with respect to or otherwise deal in any property rights relating to any or all of the assets of the Fund, subject to any requirements of the 1940 Act;

     (c) To vote or give assent, or exercise any rights of ownership, with respect to stock or other securities or property; and to execute and deliver proxies or powers of attorney to such person or persons as the Trustees shall deem proper, granting to such person or persons such power and discretion with relation to securities or property as the Trustees shall deem proper;

     (d) To exercise powers and right of subscription or otherwise which in any manner arise out of ownership of securities;

     (e) To hold any security or property in a form not indicating that it is trust property, whether in bearer, unregistered or other negotiable form, or in its own name or in the name of a custodian or subcustodian or a nominee or nominees or otherwise or to authorize the custodian or a subcustodian or a nominee or nominees to deposit the same in a securities depository, subject in each case to proper safeguards according to the usual practice of investment companies or any rules or regulations applicable thereto;

     (f) To consent to, or participate in, any plan for the reorganization, consolidation or merger of any corporation or issuer of any security which is held in the Fund; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer; and to pay calls or subscriptions with respect to any security held in the Fund;

     (g) To join with other security holders in acting through a committee, depositary, voting Trustee or otherwise, and in that connection to deposit any security with, or transfer any security to, any such committee, depositary or Trustee, and to delegate to them such power and authority with relation to any security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depositary or Trustee as the Trustees shall deem proper;

     (h) To compromise, arbitrate or otherwise adjust claims in favor of or against the Fund or any matter in controversy, including but not limited to claims for taxes;

     (i) To enter into joint ventures, general or limited partnerships and any other combinations or associations;

     (j) To borrow funds or other property in the name of the Fund exclusively for Fund purposes;

     (k) To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof;

     (l) To purchase and pay for entirely out of Fund Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Fund or payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, principal underwriters, or independent contractors of the Fund, individually against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person as Trustee, officer, employee, agent, investment adviser, principal underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Fund would have the power to indemnify such Person against liability; and

     (m) To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Fund.

     The Fund shall not be limited to investing in obligations maturing before the possible termination of the Fund. The Fund shall not in any way be bound or limited by any present or future law or custom in regard to investment by fiduciaries. The Fund shall not be required to obtain any court order to deal with any assets of the Fund or take any other action hereunder.

     Section 4.4. Payment of Expenses by the Fund. The Trustees are authorized to pay or cause to be paid out of the principal or income of the Fund, or partly out of the principal and partly out of income, and to charge or allocate the same to, between or among such one or more of the Classes or Series that may be established or designated pursuant to Section 3.6 or Section 3.7 hereof, as they deem fair, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the Fund, or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Fund's officers, employees,
investment  adviser,  principal  underwriter,   auditors,   counsel,  custodian,
transfer agent, Shareholder servicing agent, and such other agents or independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     Section 4.5. Payment of Expenses by Shareholders. The Trustees shall have the power, as frequently as they may determine, to cause each Shareholder, or each Shareholder of any particular Class or Series, to pay directly, in advance or arrears, for charges of the Fund's custodian or transfer, Shareholder servicing or similar agent, an amount fixed from time to time by the Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional Shares which represents the outstanding amount of such charges due from such Shareholder.

     Section 4.6. Ownership of Assets of the Fund. Title to all of the assets of the Fund shall at all times be considered as vested in the Fund, except that the Trustees shall have power to cause legal title to any Fund Property to be held by or in the name of one or more of the Trustees, or in the name of the Fund, or in the name of any other Person as nominee, on such terms as the Trustees may determine. The right, title and interest of the Trustees in the Fund Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the resignation, removal or death of a Trustee, he or she shall automatically cease to have any right, title or interest in any of the Fund Property, and the right, title and interest of such Trustee in the Fund Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered.

     Section 4.7. Service Contracts.

     (a) Subject to such requirements and restrictions as may be set forth in the Bylaws, the Trustees may, at any time and from time to time, contract for exclusive or nonexclusive advisory, management and/or administrative services for the Fund with any corporation, trust, association or other organization; and any such contract may contain such other terms as the Trustees may determine, including without limitation, authority for the Investment Manager or administrator to determine from time to time without prior consultation with the

Trustees what investments shall be purchased, held, sold or exchanged and what portion, if any, of the assets of the Fund shall be held uninvested and to make changes in the Fund's investments, or such other activities as may specifically be delegated to such party.

     (b) The Trustees may also, at any time and from time to time, contract with any corporation, trust, association or other organization, appointing it exclusive or nonexclusive distributor or Principal Underwriter for the Shares or other securities to be issued by the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws; and any such contract may contain such other terms as the Trustees may determine.

     (c) The Trustees are also empowered, at any time and from time to time, to contract with any corporation, trust, association or other organization, appointing it or them the custodian, transfer agent and/or shareholder servicing agent for the Fund. Every such contract shall comply with such requirements and restrictions as may be set forth in the Bylaws or stipulated by resolution of the Trustees.

     (d) The Trustees are further empowered, at any time and from time to time, to contract with any entity to provide such other services to the Fund, as the Trustees determine to be in the interests of the Fund.

     (e) The fact that:

          (i) any of the Shareholders, Trustees, or officers of the Fund is a shareholder, director, officer, partner, trustee, employee, Manager, Principal Underwriter, distributor, or affiliate or agent of or for any corporation, trust, association, or other organization, or for any parent or affiliate of any organization with which an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made, or that any such organization, or any parent or affiliate thereof, is a Shareholder or has an interest in the Fund, or that

          (ii) any corporation, trust, association or other organization with which an advisory, management or administration contract or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other type of service contract may have been or may hereafter be made also has an advisory, management or administration contract, or principal underwriter's or distributor's contract, or transfer, shareholder servicing or other service contract with one or more other corporations, trust, associations, or other organizations, or has other business or interests, shall not affect the validity of any such contract or disqualify any Shareholder, Trustee or officer of the Fund from voting upon or executing the same, or create any liability or accountability to the Fund or its Shareholders, provided approval of each such contract is made pursuant to the requirements of the 1940 Act.

                                   ARTICLE V.

                    Shareholders' Voting Powers and Meetings

     Section 5.1. Voting Powers.  The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Section 4.1 hereof, and (ii) with respect to such additional matters relating to the Fund as may be required by this Declaration of Trust, the Bylaws, the terms of any contract, document or resolution of the Trustees establishing the terms of any Class or Series of Shares, by applicable law, or any registration of the Fund with the Commission (or any successor agency) or any state, or as the Trustees may consider necessary or desirable. Each whole Share shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Share shall be entitled to a proportionate fractional vote. There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Fund receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

     On any matter submitted to a vote of Shareholders, all Shares of the Fund then entitled to vote shall be voted as one class except (i) when required by the 1940 Act and (ii) when the Trustees have determined that the matter either affects only the interest of one Class or one or more Series within a Class or affects such Class or Series adversely, then either Shareholders of such Class or Series shall be the only Class or Series entitled to vote thereon or they shall be entitled to vote separately as a Class or Series. Consistent with the foregoing, holders of any Preferred Stock shall vote separately as a class (i) on the adoption of any plan of reorganization that would adversely affect the Preferred Stock, (ii) with respect to any action requiring a vote of security holders pursuant to Section 13(a) of the 1940 Act, as amended, (iii) for the election of Trustees representing the holders of Preferred Stock as required by
Section 18(a)(2) of the 1940 Act, and (iv) on any other matter as required by law or as provided by the Trustees.

     Section 5.2. Meetings. Meetings of the Shareholders may be called by the Trustees or the Shareholders for the purpose of electing Trustees as provided in
Section 4.1 hereof. Meetings of the Shareholders may be called by the Trustees for any other purpose as may be prescribed by law, by this Declaration of Trust or by the Bylaws, or for the purpose of taking action upon any other matter deemed by the Trustees to be necessary or desirable. A meeting of Shareholders may be held at any place designated by the Trustees. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees in accordance with the Bylaws.

     Section 5.3. Quorum and Required Vote. Except when a larger quorum is required by applicable law, by the Bylaws or by this Declaration of Trust, forty percent (40%) of the Shares entitled to vote shall constitute a quorum at a Shareholders' meeting. When any one or more Classes or Series is to vote as a single class separate from any other Shares, forty percent (40%) of the Shares of each such Class or Series entitled to vote shall constitute a quorum at a Shareholders' meeting of that Class or Series. Any meeting of Shareholders may be adjourned from time to time by a majority of the votes properly cast upon the question of adjourning a meeting to another date and time, whether or not a quorum is present, and the meeting may be held as adjourned as provided in the Bylaws. When a quorum is present at any meeting, a majority of the Shares voted shall decide any questions and a plurality shall elect a Trustee, except when a larger vote is required by any provisions of this Declaration of Trust or the Bylaws or by applicable law.

     Section 5.4. Action by Written Consent. Any action taken by Shareholders may be taken without a meeting if Shareholders holding a majority of the Shares entitled to vote on the matter (or such larger proportion thereof as shall be required by any express provision of this Declaration of Trust or by the Bylaws) and holding a majority (or such larger proportion as aforesaid) of the Shares of any Class or Series entitled to vote separately on the matter consent to the action in writing and such written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     Section 5.5. Record Dates. For the purpose of determining the Shareholders of any Class or Series who are entitled to vote or act any meeting or any adjournment thereof or to give consent to any action without a meeting, the Trustees may from time to time fix a date, which shall be not more than ninety
(90) days nor fewer than seven (7) days before the date of any meeting of Shareholders, as the record date for determining the Shareholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Shareholders of record on such record date shall have such right, notwithstanding any transfer of Shares on the books of the Fund after the record date. For the purpose of determining the Shareholders of any Class or Series who are entitled to receive payment of any dividend or of any other distribution, the Trustees may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Shareholders of such Class or Series having the right to receive such dividend or distribution. Without fixing a record date, the Trustees may for voting and/or distribution purposes close the register or transfer books for one or more Class or Series for all or any part of the period between a record date and a meeting of Shareholders or the payment of a distribution. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Classes or Series.

     Section  5.6.  Additional  Provisions.   The  Bylaws  may  include  further
provisions for Shareholders' votes and meetings and related matters.

                                   ARTICLE VI.

                      Redemptions and Repurchases of Shares

     Section 6.1. Redemption and Repurchase of Shares. From time to time the Fund may redeem or repurchase its Shares, all upon such terms and conditions as may be determined by the Trustees and subject to any applicable provisions of the 1940 Act or any exemption therefrom. The Fund may require Shareholders to pay a withdrawal charge, a sales charge, or any other form of charge to the Fund, to the underwriter or to any other person designated by the Trustees upon redemption or repurchase of Shares in such amount as shall be determined from time to time by the Trustees. The Fund may also charge a redemption or repurchase fee in such amount as may be determined from time to time by the Trustees.

     The Fund shall repurchase or redeem the Shares upon the appropriately verified written application of the record holder thereof (or upon such other form of request as the Trustees may determine) at such office or agency as may be designated from time to time for that purpose by the Fund. The Trustees may from time to time specify additional conditions, not inconsistent with the 1940 Act or any exemption therefrom, regarding the redemption or repurchase of Shares in the Fund.

     Section 6.2. Price. Subject to Section 6.1 hereof, Shares of Common Stock may be redeemed or repurchased at their net asset value or at such other price as is in compliance with the 1940 Act or any exemption therefrom, which may be reduced by any redemption fee, withdrawal charge, or sales charge authorized by the Trustees. Net asset value shall be determined as set forth in Section 7.1 hereof as of such time as the Trustees shall have theretofore prescribed by resolution. Subject to Section 6.1, Shares of Preferred Stock may be redeemed on such terms as are stipulated in the document or resolution of the Trustees establishing their terms.

     Section 6.3. Manner of Payment. Payment for Shares redeemed or repurchased shall be made in cash or in property out of the assets of the relevant Class or Series of the Fund to the Shareholder of record at such time and in the manner, not inconsistent with the 1940 Act or other applicable laws.

                                  ARTICLE VII.

                        Net Asset Value and Distributions

     Section  7.1.   Determination   of  Net  Asset  Value,   Net  Income,   and
Distributions. Subject to Section 3.6 hereof, the Trustees, in their sole discretion, may prescribe and shall set forth in the Bylaws or in a duly adopted resolution of the Trustees such bases and time for determining the per Share or net asset value of the Shares of Common Stock or net income attributable to the Shares of Common Stock, and the declaration and payment of dividends and distributions on the Shares of each Class and Series, as they may deem necessary or desirable.

                                  ARTICLE VIII.

              Compensation and Limitation of Liability of Trustees

     Section 8.1. Compensation. The Trustees as such shall be entitled to reasonable compensation from the Fund, and they may fix the amount of such compensation. Nothing herein shall in any way prevent the employment of any Trustee for advisory, management, legal, accounting, investment banking or other services and payment for the same by the Fund.

     Section 8.2. Indemnification and Limitation of Liability. The Trustees shall not be responsible or liable in any event for any neglect or wrong-doing of any officer, agent, employee, Manager or Principal Underwriter of the Fund, nor shall any Trustee be responsible for the act or omission of any other Trustee, and the Fund out of its assets shall indemnify, defend and hold harmless each and every Trustee from and against any and all claims and demands whatsoever arising out of or related to each Trustee's performance of his or her duties as a Trustee of the Fund; PROVIDED, HOWEVER, that the Fund shall not indemnify a Trustee against liability caused by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

     Every note, bond, contract, instrument, certificate or undertaking, and every other act or thing whatsoever issued, executed or done by or on behalf of the Fund or the Trustees or any of them, in connection with the Fund shall be conclusively deemed to have been issued, executed or done only in or with respect to their or his or her capacity as Trustees or a Trustee, and such Trustees or Trustee shall not be personally liable thereon.

     Section 8.3. Trustee's Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretion hereunder shall be binding upon everyone interested. A Trustee shall be liable to the Fund and to any Shareholder solely for his or her own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and shall not be liable for errors of judgment or mistakes of fact or law. In performing their duties, the Trustees may rely on any information, advice, opinion, report or statement (including without limiting the generality of the foregoing any financial statement or other financial data and any interpretation of the meaning and operation of the Fund's governing documents), prepared or presented by an officer or employee of the Fund, or prepared or presented by a lawyer, certified public accountant or other person as a matter which a Trustee believes to be within the person's professional or expert competence and the Trustees shall be under no liability for any act or omission in accordance with any such information advice, opinion, report or statement nor failing to rely on or follow such information, advice, opinion, report or statement. The Trustees shall not be required to give any bond as such, nor any surety if a bond is required.

     Section 8.4. Insurance. The Trustees shall be entitled and empowered to the fullest extent permitted by law to purchase with Fund assets insurance for liability and for all expenses reasonably incurred or paid or expected to be paid by a Trustee in connection with any claim, action, suit or proceeding in which he or she becomes involved by virtue of his or her capacity or former capacity with the Fund, whether or not the Fund would have the power to indemnify him or her against such liability under the provisions of this Article.

                                   ARTICLE IX.

                                  Miscellaneous

     Section 9.1. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Fund or upon its order.

     Section 9.2. Termination of Fund or Series. Unless terminated or liquidated as provided herein, the Fund shall continue without limitation of time. The Fund, and any Class or Series may be terminated or liquidated by the Trustees without any action by the Shareholders upon written notice to the affected Shareholders.

     Upon termination of the Fund (or any Class or Series, as the case may be), after paying or otherwise providing for all charges, taxes, expenses and liabilities held, severally, with respect to such Class or Series, as the case may be, whether due or accrued or anticipated as may be determined by the Trustees, the Fund shall, in accordance with such procedures as the Trustees consider appropriate, reduce the remaining assets held severally, with respect to such Class and Series, to distributable form in cash or shares or other securities, or any combination thereof, and distribute the proceeds held with respect to such Class and Series to the Shareholders of that Class or Series, ratably according to the number of Shares of that Class or Series held by the several Shareholders on the date of termination.

     Section 9.3. Merger, Consolidation,  Sale of Assets. The Trustees may cause
(i) the Fund or one or more of its Classes or Series to be merged into or consolidated with another business trust or any other business entity, (ii) the Shares of the Fund or any Class or Series to be converted into beneficial interests in another business trust (or class or series thereof) created pursuant to this Section 9.3, (iii) the Shares to be exchanged under or pursuant to any state or federal statute, or (iv) the sale, lease, exchange, transfer, pledge or other disposition of all or any of the assets of the Fund or any Class or Series in their sole discretion and without Shareholder approval except as required by Article X of this Declaration of Trust.

     Section 9.4. Amendments.

     (a) This Declaration of Fund may be restated and/or amended at any time by an instrument in writing signed by a majority of the Trustees and, if required, by approval of such amendment by Shareholders in accordance with Section 5.3 hereof. Any such restatement and/or amendment hereto shall be effective immediately upon execution and approval. The Certificate of Trust of the Fund may be restated and/or amended by a similar procedure, and any such restatement and/or amendment shall be effective immediately upon filing with the Office of the Secretary of State of the State of Delaware or upon such future date as may be stated therein.

     (b) Notwithstanding Section 9.4 (a), Section 9.2 and 9.3 of this Article IX may be amended only as contemplated by Section 10.6 herein.

     Section 9.5. Filing of Copies, References, Headings. The original or a copy of this instrument and of each restatement and/or amendment hereto shall be kept at the office of the Fund where it may be inspected by any Shareholder. Anyone dealing with the Fund may rely on a certificate by an officer of the Fund as to whether or not any such restatements and/or amendments have been made and as to any matters in connection with the Fund hereunder; and, with the same effect as if it were the original, may rely on a copy certified by an officer of the Fund to be a copy of this instrument or of any such restatements and/or amendments. In this instrument and in any such restatements and/or amendments, references to this instrument, and all expressions like "herein," "hereof" and hereunder," shall be deemed to refer to this instrument as amended or affected by any such restatements and/or amendments. Headings are placed herein for convenience of reference only and shall not be taken as a part hereof or control or affect the meaning, construction or effect of this instrument. Whenever the singular number is used herein, the same shall include the plural; and the neuter, masculine and feminine genders shall include each other, as applicable. This instrument may be executed in any number of counterparts each of which shall deemed an original.

     Section 9.6. Applicable Law. This Agreement and Declaration of Trust is created under and is to be governed by and construed and administered according to the laws of the State of Delaware and the Delaware Business Trust Act, as amended from time to time (the "Act"). The Fund shall be a Delaware business trust pursuant to such Act, and without limiting the provisions hereof, the Fund may exercise all powers which are ordinarily exercised by such a business trust.

     Section 9.7. Provisions in Conflict with Law or Regulations.

     (a) The provisions of the Declaration of Trust are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986, as amended (or any successor statute) or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of the Declaration of Trust; PROVIDED, HOWEVER, that such determination shall not affect any of the remaining provisions of the Declaration of Trust or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of the Declaration of Trust shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of the Declaration of Trust in any jurisdiction.

     Section 9.8. Business Trust Only. It is the intention of the Trustees to create a business trust pursuant to the Act, and thereby to create only the relationship of Trustee and beneficial owners within the meaning of the Act between the Trustees and each Shareholder. It is not the intention of the

Trustees to create a general partnership, limited partnership, joint stock association, corporation, bailment, or any form of legal relationship other than a business trust pursuant to the Act. Nothing in this Declaration of Trust shall be construed to make the Shareholders, either by themselves or with the Trustees, partners or members of a joint stock association.

                                   ARTICLE X.

                       Principal Shareholders Transactions

     Section 10.1 Vote Required. Notwithstanding any other provision of this Declaration of Trust and subject to the exceptions provided in paragraph 10.4 of this Article X, when a Principal Shareholder is a party to one of the types of transactions described in paragraph 10.3 of this Article X, the affirmative vote or consent of the holders of not fewer than two-thirds of each Class and Series of Shares outstanding and entitled to vote (with each such Class and Series separately voting thereon or consenting thereto as a separate Class and Series), shall be required. Such affirmative vote or consent shall be in addition to the vote or consent of the holders of Shares otherwise required by law or hereafter authorized by any agreement between the Fund and any national securities exchange.

     Section 10.2 Beneficial Owners. For the purposes of this Article X, in addition to the Shares which a corporation, person or other entity beneficially owns directly, (a) any corporation, person or other entity shall be deemed to be the beneficial owner of any Shares (i) which it has the right to acquire pursuant to any agreement or upon exercise of conversion rights or warrants, or otherwise (but excluding Share options granted by the Fund) or (ii) which are beneficially owned, directly or indirectly (including Shares deemed owned through application of clause (i) above), by any other corporation, person or entity with which it or its Affiliate or Associate has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of Shares, or which is its Affiliate, or Associate, and (b) the outstanding Shares shall include Shares deemed owned through application of clauses (i) and (ii) above but shall not include any other Shares which may be issuable pursuant to any agreement, or upon exercise of conversion rights or warrants, or otherwise.

     Section 10.3 Covered Transactions. This Article X shall apply to the following transactions:

          (i) The merger or consolidation of the Fund or any subsidiary of the Fund with or into any Principal Shareholder.

          (ii) The issuance of any securities of the Fund to any Principal Shareholder for cash.

          (iii) The sale, lease or exchange of all or any substantial part of the assets of the Fund, to any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purpose of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period or assets sold in the ordinary course of business).

          (iv) The sale, lease or exchange to the Fund or any subsidiary thereof, in exchange for securities of the Fund, of any assets of any Principal Shareholder (except assets having an aggregate fair market value of less than $1,000,000, aggregating for the purposes of such computation all assets sold, leased or exchanged in any series of similar transactions within a twelve-month period).

     Section 10.4 Exceptions. The provisions of this Article X shall not be applicable to (i) any of the transactions described in paragraph 10.3 of this
Article X if the Trustees shall by resolution have approved such transaction, or
(ii) any such transaction with any corporation of which a majority of the outstanding shares of stock normally entitled to vote in elections of directors is owned of record or beneficially by the Fund and its subsidiaries.

     Section 10.5 Determination by Trustees. The Trustees shall have the power and duty to determine for the purposes of this Article X, on the basis of information known to the Fund, whether (i) a corporation, person or entity beneficially owns more than five percent (5%) of the outstanding Shares, (ii) a corporation, person or entity is an Affiliate or Associate of another, (iii) the assets being acquired or leased to or by the Fund or any subsidiary thereof, constitute a substantial part of the assets of the Fund and have an aggregate fair market value of less than $1,000,000, and (iv) the memorandum of understanding referred to in paragraph (d) hereof is substantially consistent with the transaction covered thereby. Any such determination shall be conclusive and binding for all purposes of this Article X.

     Section 10.6 Limitation on Amendment. Notwithstanding Section 9.4 hereof, this Article X may only be amended by the affirmative vote or consent of the holders of two-thirds of each Class and Series of the Shares outstanding and entitled to vote (with each Class and Series separately voting thereon or consenting thereto as a separate Class or Series), unless such amendment is unanimously recommended by the Trustees, in which case the vote or written consent of the holders of a majority of the outstanding Shares of the Fund (which voting securities shall, unless otherwise provided by the Trustees, or required by the 1940 Act or other applicable law, vote together on the matter as a single class) shall be sufficient to authorize such amendment.

     IN WITNESS WHEREOF, the Trustees named below do hereby make and enter into this Agreement and Declaration of Trust as of the 15th day of December, 2000.








/s/ Daniel A. Norman                           /s/ James M. Hennessy
---------------------------------              ---------------------------------
Daniel A. Norman                               James M. Hennessy
7337 East Doubletree Ranch Road                7337 East Doubletree Ranch Road
Scottsdale, AZ  85258                          Scottsdale, AZ 85258

The principal place of business of the Fund is 7337 East Doubletree Ranch Road, Scottsdale, AZ 85258.